Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-122789, 333-128048, 333-158734, 333-158736, 333-180932, 333-166358, 333-193836, 333-224420, and 333-271816) and on Form S-3 (No. 333-271048) of our report dated February 24, 2026, with respect to the consolidated financial statements of Celanese Corporation and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Dallas, Texas
February 24, 2026